Exhibit 3.2

Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor — 940 Blanshard St. Victoria BC 250 356-8626

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT	RON TOWNSHEND January 10, 2011

This Notice of Articles was issued by the Registrar on: January 10, 2011 02:04 PM Pacific Time
Incorporation Number:                      BC0786966
Recognition Date and Time:    April 1, 2007 12:00 AM Pacific Time as a result of an Amalgamation
NOTICE OF ARTICLES
Name of Company:
LIONS GATE ENTERTAINMENT CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2200 — 1055 W HASTINGS ST	2200 — 1055 W HASTINGS ST
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2200 — 1055 W HASTINGS ST	2200 — 1055 W HASTINGS ST
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
LUDWIG, HARALD

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST	2200-1055 WEST HASTINGS ST
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

Last Name, First Name, Middle Name:
GIUSTRA, FRANK

Mailing Address:	Delivery Address:
SUITE 3123, 595 BURRARD STREET	SUITE 3123, 595 BURRARD STREET
PO BOX 49139	VANCOUVER BC V7X 1J1
VANCOUVER BC V7X 1J1	CANADA
CANADA

Last Name, First Name, Middle Name:
Rachesky, Mark

Mailing Address:	Delivery Address:
40 WEST 57TH STREET	40 WEST 57TH STREET
24TH FLOOR	24TH FLOOR
NEW YORK NY 10010	NEW YORK NY 10010
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Bacal, Norman

Mailing Address:	Delivery Address:
BAY ADELAIDE CENTRE, P.O.BOX 2900	BAY ADELAIDE CENTRE
333 BAY STREET, SUITE 2900	333 BAY STREET, SUITE 2900
TORONTO ON M5H 2T4	TORONTO ON M5H 2T4
CANADA	CANADA

Last Name, First Name, Middle Name:
BURNS, MICHAEL

Mailing Address:	Delivery Address:
SUITE 200	SUITE 200
2700 COLORADO AVENUE	2700 COLORADO BLVD.
SANTA MONICA CA 90404	SANTA MONICA CA 90404
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
SIMMONS, HARDWICK

Mailing Address:	Delivery Address:
SUITE 200	SUITE 200
2700 COLORADO AVENUE	2700 COLORADO BLVD.
SANTA MONICA CA 90404	SANTA MONICA CA 90404
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
KOFFMAN, MORLEY

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST.	2200-1055 WEST HASTINGS ST.
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

Last Name, First Name, Middle Name:
EVRENSEL, ARTHUR

Mailing Address:	Delivery Address:
2200-1055 WEST HASTINGS ST.	2200-1055 WEST HASTINGS ST.
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

Last Name, First Name, Middle Name:
FELTHEIMER, JON

Mailing Address:	Delivery Address:
SUITE 200	SUITE 200
2700 COLORADO AVENUE	2700 COLORADO BLVD.
SANTA MONICA CA 90404	SANTA MONICA CA 90404
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
PATERSON, SCOTT

Mailing Address:	Delivery Address:
2200 — 1055 WEST HASTINGS ST.	2200 — 1055 WEST HASTINGS ST.
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9
CANADA	CANADA

Last Name, First Name, Middle Name:
Yaffe, Phyllis

Mailing Address:	Delivery Address:
70 ROSEHILL AVENUE	70 ROSEHILL AVENUE
APARTMENT 208	APARTMENT 208
TORONTO ON M4T 2W7	TORONTO ON M4T 2W7
CANADA	CANADA

Last Name, First Name, Middle Name:
SIMM, DARYL

Mailing Address:	Delivery Address:
SUITE 200	SUITE 200
2700 COLORADO AVENUE	2700 COLORADO BLVD.
SANTA MONICA CA 90404	SANTA MONICA CA 90404
UNITED STATES	UNITED STATES
AUTHORIZED SHARE STRUCTURE

1. 500,000,000	Common Shares	Without Par Value

With Special Rights or Restrictions attached

2. 200,000,000	Preference Shares	Without Par Value

With Special Rights or Restrictions attached

1. 1,000,000	5.25% Convertible Redeemable Preferred Shares, Series A	Special Rights or Restrictions are attached

2. 10	Preferred Shares, Restricted Voting, Non-Transferable, Series B	Special Rights or Restrictions are attached